Exhibit 10.20

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this “Second Amendment”) is made as of August 2022, by and between ARE-MA REGION NO. 59, LLC, a Delaware limited liability company (“Landlord”), and KORRO BIO, INC., a Delaware corporation (“Tenant”).

RECITALS

A.
Landlord and Tenant are now parties to that certain Lease Agreement dated as of August 10, 2020, as amended by that certain First Amendment to Lease dated as of March 2, 2021 (as amended, the “Lease”). Pursuant to the Lease, Tenant leases certain premises commonly known as Suite 6-401, containing approximately 12,165 rentable square feet (the “Original Premises”) in that certain building located at Building 600/700 at One Kendall Square, Cambridge, Massachusetts (the “600/700 Building”), as more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B.
The Term of the Lease is scheduled to expire on January 31, 2024.

C.
Landlord and Tenant desire, subject to the terms and conditions set forth below, to amend the Lease to, among other things, (i) accelerate the expiration date of the Term of the Lease from January 31, 2024 to December 31, 2023 (the “Second Amendment Expiration Date”) and (ii) provide for Tenant’s lease of certain space consisting of approximately 10,396 rentable square feet, commonly known as Suite 14-201 located in that certain building located at Building 1400 at One Kendall Square, Cambridge, Massachusetts (the “1400 Building”), as shown on Exhibit A attached to this Second Amendment (the “1400 Building Premises”).

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.
Term. As of the 1400 Building Premises Commencement Date (as defined below), the defined term “Base Term” on page 1 of the Lease is deleted in its entirety and replaced with the following:

“Base Term: Beginning on (i) the Commencement Date with respect to the Original Premises only and (ii) the 1400 Building Premises Commencement Date with respect to the 1400 Building Premises only, and ending for the entire Premises on December 31, 2023.”

2.
1400 Building Premises. In addition to the Original Premises, commencing on the 1400 Building Premises Commencement Date (as defined below), Landlord leases to Tenant, and Tenant leases from Landlord, the 1400 Building Premises.

Delivery. The “1400 Building Premises Commencement Date” shall be the date that is 1 business day after mutual execution by the parties of this Second Amendment. Except as otherwise expressly set forth in the Lease: (i) Tenant shall accept the 1400 Building Premises in their “as-is” condition as of the 1400 Building Premises Commencement Date; (ii) Landlord shall have no obligation for any defects in the 1400 Building Premises; and (iii) Tenant’s taking possession of the 1400 Building Premises shall be conclusive evidence that Tenant accepts the 1400 Building Premises.

Landlord and Tenant acknowledge that (a) Tenant occupied the 1400 Building Premises prior to the 1400 Building Premises Commencement Date pursuant to that certain sublease agreement between Triplet Therapeutics, Inc. (“Triplet”), the current tenant of the 1400 Building Premises, and Tenant (the “Sublease”), and (b) Triplet is terminating its existing lease (the “Triplet Lease”) with respect to the 1400 Building Premises and the Sublease is being terminated concurrently therewith. Landlord confirms that on or prior to the 1400 Building Premises Commencement Date, the Triplet Lease shall have been terminated.

3.
Building. Commencing on the 1400 Building Premises Commencement Date, the defined term “Building” on page 1 of the Lease is deleted in its entirety and replaced with the following:

“Building: Building 600/700 One Kendall Square, Cambridge, MA 02139 (the “600/700 Building”) and Building 1400 One Kendall Square, Cambridge, MA 02139 (the “1400 Building”).”

4.
Rentable Area of Building. Commencing on the 1400 Building Premises Commencement Date, the defined term “Rentable Area of Building” on page 1 of the Lease is hereby deleted in its entirety and replaced with the following:

“Rentable Area of Building: 246,793 sq. ft. with respect to the 600/700 Building and 134,304 sq. ft. with respect to the 1400 Building.”

5.
Premises.

a.
As of the 1400 Building Premises Commencement Date, the definitions of “Premises” and “Rentable Area of Premises” on page 1 of the Lease are hereby deleted in their entirety and replaced with the following:

“Premises: That portion of (a) the 600/700 Building, containing approximately 12,165 rentable square feet on the 4th floor of the 600/700 Building commonly known as Suite 6- 401 (“Original Premises”), and (b) the 1400 Building, containing approximately 10,396 rentable square feet on the 2nd floor of the 1400 Building commonly known as Suite 14- 201 (“1400 Building Premises”), all as determined Landlord, as shown on Exhibit A.”

“Rentable Area of Premises: 22,561 sq. ft.”

b.
As of the 1400 Building Premises Commencement Date, Exhibit A to the Lease is hereby amended to include Exhibit A attached to this Second Amendment.

6.
Operating Expenses.

a.
As of the 1400 Building Premises Commencement Date, the definitions of “Building’s Share of Project” and “Tenant’s Share” on page 1 of the Lease are hereby deleted in their entirety and replaced with the following:

“600/700 Building Share of Project: 30.27%.” “1400 Building Share of Project: 16.47%.” “Tenant’s Share of 600/700 Building: 4.93%.” “Tenant’s Share of 1400 Building: 7.74%.”

b.
For the avoidance of doubt, in addition to Tenant’s Share of 600/700 Building, Tenant shall commence paying Tenant’s Share of 1400 Building Operating Expenses on the 1400 Building Premises Commencement Date.

7.
Base Rent.

a.
Original Premises. Tenant shall continue paying Base Rent with respect to the Original Premises as provided in the Lease through the Second Amendment Expiration Date.

b.
1400 Building Premises. Commencing on the 1400 Building Premises Commencement Date, Tenant shall pay Base Rent for the 1400 Building Premises in the amount of $105.00 per rentable square foot of the 1400 Building Premises per year. On each annual anniversary of the 1400 Building Premises Commencement Date (each, a “1400 Building Premises Adjustment Date”), the Base Rent payable with respect to the 1400 Building Premises shall be increased by multiplying the Base Rent payable with respect to the 1400 Building Premises immediately before such 1400 Building Premises Adjustment Date by 3% and adding the resulting amount to the Base Rent payable with respect to the 1400 Building Premises immediately before such 1400 Building Premises Adjustment Date.

8.
Security Deposit. Commencing on the 1400 Building Premises Commencement Date, the defined term “Security Deposit” on Page 1 of the Lease is deleted in its entirety and replaced with the following:

“Security Deposit: $602,567.75”

Landlord currently holds a Security Deposit of $301,083.75 under the Lease. Concurrently with Tenant’s delivery to Landlord of an executed copy of this Second Amendment, Tenant shall deliver to Landlord an amended Letter of Credit which increases the amount of the existing Letter of Credit being held by Landlord to $602,567.75 or an additional Letter of Credit in the amount of

$301,484.00 (the “Additional Security Deposit”).

9.
Parking. Subject to the terms and conditions of Section 10 of the Lease, and in addition to the parking rights granted to Tenant thereunder, commencing on the 1400 Building Premises Commencement Date, Tenant shall have the right, in common with other tenants of the Project to use (and shall be required to pay Monthly Parking Charges for) 0.9 parking spaces per 1,000 rentable square feet of the 1400 Building Premises. As of the 1400 Building Premises Commencement Date, the Monthly Parking Charges are $450.00 per space per month.

10.
Signage. Subject to the terms and conditions of Section 38 of the original Lease, signage on the floor on which the 1400 Building Premises is located and signage on the lobby directory tablet of the 1400 Building shall be inscribed, painted or affixed for Tenant by Landlord at Landlord’s cost, and shall be of a size, color and type acceptable to Landlord.
11.
Storage Area. Commencing on the 1400 Building Premises Commencement Date, in connection with Tenant’s use and occupancy of the 1400 Building Premises, Tenant shall have the right to use that certain Storage Area in the 1400 Building commonly known as Suite 14-010 consisting of approximately 153 rentable square feet in the basement of the 1400 Building as more particularly described on Exhibit B attached hereto (“Storage Area”) for the storage of Tenant’s property and for no other use or purpose. Tenant may not store any Hazardous Materials in the Storage Area. Tenant shall have all of the obligations under the Lease with respect to the Storage Area as though the Storage Area were part of the Premises, except that (i) the Base Rent payable by Tenant with respect to the Storage Area shall be $8,032.50 per year, and (ii) Tenant shall not be required to pay Operating Expenses with respect to the Storage Area. Tenant acknowledges and agrees that (x) a representative of Landlord is required to accompany Tenant or any Tenant Parties to the Storage Area and (y) Tenant shall be required to provide Landlord with not less than 1 hours’ advance notice (which notice may be telephonic or via email) prior to any planned access to the Storage Area in order for a Landlord representative to be made available. For the avoidance of doubt, neither Tenant nor any Tenant Parties shall have access to the Storage Area without a Landlord representative being present. Landlord shall have no obligation to make any repairs or other improvements to the Storage Area and Tenant shall maintain the same, at Tenant’s sole cost and expense, in substantially the same condition as received during the term as though the same were part of the Premises. Tenant shall not make any alterations, additions, or improvements to the Storage Area of any kind whatsoever. Tenant shall, at Tenant’s sole cost and expense, surrender the Storage Area at the expiration nor earlier termination of the term of the Lease free of any debris and trash and free of any Hazardous Materials in accordance with the requirements of Section 28 of the Lease. The term of the Lease with respect to the Storage Area shall expire on the expiration or earlier termination of the term of the Lease.

12.
Lease Modification Fee. In consideration for Landlord entering into this Second Amendment and accelerating the expiration date of the Term of the Lease, Tenant shall be required to pay to Landlord, on or before December 1, 2023, an amount equal to $250,000.00 (the “Modification Fee”). For the avoidance of doubt, upon Landlord’s receipt of the Modification Fee, (i) the Modification Fee shall belong to Landlord and (ii) Landlord shall have no obligation to apply the Modification Fee to any of Tenant’s obligations under the Lease.

13.
OFAC. Tenant and all beneficial owners of Tenant are currently (a) in compliance with and shall at all times during the Term of the Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of the Lease be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

14.
Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with the transaction reflected in this Second Amendment and that no Broker brought about this transaction, other than Newmark. Landlord and Tenant each hereby agrees to indemnify and hold the other harmless from and against any claims by any Broker, other than Newmark, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this Second Amendment.

15.
Miscellaneous.

a.
This Second Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Second Amendment may be amended only by an agreement in writing, signed by the parties hereto.

b.
This Second Amendment is binding upon and shall inure to the benefit of the parties hereto, and their respective successors and assigns.

c.
This Second Amendment may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Electronic signatures shall be deemed original signatures for purposes of this Second Amendment and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.
d.
Except as amended and/or modified by this Second Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Second Amendment. In the event of any conflict between the provisions of this Second Amendment and the provisions of the Lease, the provisions of this Second Amendment shall prevail. Whether or not specifically amended by this Second Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Second Amendment

e.
Tenant acknowledges that Landlord’s business operations are proprietary to Landlord and agrees that Tenant shall hold and require all Tenant Parties to hold in complete confidence and not disclose at any time information regarding any aspect of the business operations of Landlord to any third parties.

[Signatures are on next page]

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the day and year first above written.

TENANT:

KORRO BIO, INC.,

a Delaware corporation

By: /s/ Ram Aiyar

Name: Ram Aiyar

Its: Chief Executive Officer

☒ I hereby certify that the signature, name, and title above are my signature, name and title.

LANDLORD:

ARE-MA REGION NO. 59, LLC,

a Delaware limited liability company

By: ALEXANDRIA REAL ESTATE EQUITIES, L.P.,

a Delaware limited partnership, managing member

By: ARE-QRS CORP.,

a Maryland corporation, general partner

By: /s/ Allison Grochola

Name: Allison Grochola

Its: SVP – Real Estate Legal Affairs

EXHIBIT A

DESCRIPTION OF 1400 BUILDING PREMISES

EXHIBIT B

DESCRIPTION OF STORAGE AREA

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